UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On March 31, 2009, Westwood One, Inc. (the “Company”) notified Andrew Hersam that his employment as the Company’s Chief Revenue Officer (“CRO”) would cease effective March 31, 2009. It is contemplated that under a Separation Agreement (not yet executed but agreed to in principle), Mr. Hersam will continue to receive his base salary of $425,000 for a period of one year to which he is entitled under the terms of his employment agreement with the Company. The first two months of such payments (i.e., approximately $35,417 per month) will be paid on June 5, 2009, with the last ten months of such payments being paid during the ten-month period thereafter in accordance with the Company’s bi-weekly payroll schedule. Additionally, one-third of the stock option to purchase 300,000 shares of Company common stock at $1.66 per share awarded to Mr. Hersam at the time of his hiring vested immediately upon the March 31st termination date in accordance with the terms of his employment agreement.

The Separation Agreement will provide for a waiver and general release of all claims against the Company by Mr. Hersam and the payment of the Company’s obligations under the Employment Agreement. Mr. Hersam shall remain subject to the terms of the non-competition and non-solicitation provisions of his Employment Agreement for a period of one year from the date of his termination of employment (i.e., through March 31, 2010). A copy of the Company’s employment agreement with Mr. Hersam was filed with the SEC on March 30, 2009 as an exhibit to the Company’s Form 10-K for the year ended December 31, 2008.

In connection with the cessation of Mr. Hersam’s employment, the Company and Mr. Hersam have agreed to enter into a two-month consulting agreement (not yet executed but agreed to in principle) whereby Mr. Hersam will render certain consulting services related to the negotiation and closing of a cross-platform advertising sales deal to the Company for a two-month period that commenced April 1, 2009 and will end May 31, 2009. Provided he complies with the terms of such agreement, Mr. Hersam will receive a payment of $46,750 in the aggregate, payable in two equal installments of $23,375 on each of April 15, 2009 and May 1, 2009. Mr. Hersam will also be eligible to receive a variable commission based on the amount of revenue actually received by Westwood in connection with the aforementioned advertising sales transaction. A copy of Mr. Hersam’s Separation Agreement and Consulting Agreement will be filed with the Company’s 10-Q for the period ended March 31, 2009.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: April 6, 2009	By:	/s/ David Hillman

Name: David Hillman
Title: Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary